EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On July 1, 2015, Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc.) (the "Company" or "Edgewell") completed the previously announced separation of its Household Products business into a separate publicly traded company (the "Separation"). The Company completed the tax-free Separation by distributing 100% of the outstanding shares of common stock of Energizer SpinCo, Inc. to the Company's shareholders. The newly formed company assumed the name Energizer Holdings, Inc. ("New Energizer") and trades under the symbol "ENR" on the New York Stock Exchange ("NYSE"). Shareholders of record received one share of New Energizer for each share held of the historical combined company as of the close of business on June 16, 2015, the record date of the distribution. Edgewell retained the Personal Care business of the historical combined company and trades on the NYSE under the symbol "EPC". Following the Separation, the Company does not beneficially own any shares of New Energizer.

In connection with the Separation, a series of internal reorganization transactions were undertaken to transfer the necessary assets and liabilities to New Energizer. Edgewell also reorganized its commercial and business activities in various regions across the world to create a streamlined independent company.

Basis of Preparation

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Edgewell are presented to illustrate the estimated effects of the Separation of New Energizer from the historical combined company, and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The following Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the six months ended March 31, 2015 and for the fiscal years ended September 30, 2014, September 30, 2013 and September 30, 2012 assume that the Separation occurred October 1, 2011, the first day of fiscal 2012. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015 assumes that the Separation occurred on that date.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using certain assumptions, as described in the accompanying notes, which management believes are reasonable based on the information currently available. The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following:

•	the contribution by the Company to New Energizer, pursuant to the Separation, of all the assets and liabilities that comprised the Household Products business of the historical combined company;

•	costs incurred in connection with the Separation;

•	the impact of debt transactions entered into in connection with the Separation; and

•
the impact of the separation and distribution, tax matters, transition services, employee matters and other agreements entered into by Edgewell and New Energizer as a result of the Separation, and the provisions contained therein.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are intended for informational purposes only, and are not necessarily indicative of what Edgewell's results of operations or financial condition would have been had the Separation been completed on the dates assumed. In addition, they are not necessarily indicative of Edgewell's future results of operations or financial condition. Beginning in the fourth quarter of fiscal 2015, New Energizer's historical financial results for periods prior to the Separation will be reflected in Edgewell's consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes and the Company's historical Management's Discussion and Analysis of Financial Condition and Results of Operations which are available at the Securities and Exchange Commission's website at www.sec.gov and Edgewell's web site at www.edgewell.com.

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Six Months Ended March 31, 2015
(in millions, except per share data)

	Historical	Separation of New Energizer (1)	Pro Forma Adjustments		Pro Forma for the Separation
Net sales	$2,046.4	$(858.2)	$—		$1,188.2
Cost of products sold	1,055.7	(458.2)	—		597.5
Gross profit	990.7	(400.0)	—		590.7
Selling, general and administrative expense	442.3	(127.3)	(89.1)	(2)	225.9
Advertising and sales promotion expense	193.0	(63.9)	—		129.1
Research and development expense	44.3	(12.6)	—		31.7
Venezuela deconsolidation charge	144.5	(65.2)	—		79.3
Spin restructuring	48.3	—	(48.3)	(2)	—
2013 restructuring	6.4	9.4	—		15.8
Interest expense	57.6	—	(26.4)	(3)	31.2
Other financing items, net	(8.7)	7.3	—		(1.4)
Earnings before income taxes	63.0	(147.7)	163.8		79.1
Income tax provision	46.4	(62.7)	61.1	(4)	44.8
Net earnings from continuing operations	$16.6	$(85.0)	$102.7		$34.3

Basic earnings per share from continuing operations	$0.27				$0.55
Diluted earnings per share from continuing operations	$0.27				$0.55

Basic weighted-average number of shares outstanding	62.1				62.1
Diluted weighted-average number of shares outstanding	62.5				62.5

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Fiscal Year Ended September 30, 2014
(in millions, except per share data)

	Historical	Separation of New Energizer (1)	Pro Forma Adjustments		Pro Forma for the Separation
Net sales	$4,447.7	$(1,835.5)	$—		$2,612.2
Cost of products sold	2,312.5	(990.1)	—		1,322.4
Gross profit	2,135.2	(845.4)	—		1,289.8

Selling, general and administrative expense	859.9	(305.0)	(44.7)	(2)	510.2
Advertising and sales promotion expense	492.9	(121.7)	—		371.2
Research and development expense	94.8	(25.3)	—		69.5
2013 restructuring	92.6	(42.7)	—		49.9
Net pension and post-retirement gains	(1.1)	—	—		(1.1)
Interest expense	122.6	—	(52.7)	(3)	69.9
Other financing items, net	—	0.8	—		0.8
Earnings before income taxes	473.5	(351.5)	97.4		219.4
Income tax provision	117.4	(101.6)	36.3	(4)	52.1
Net earnings from continuing operations	$356.1	$(249.9)	$61.1		$167.3

Basic earnings per share from continuing operations	$5.74				$2.70
Diluted earnings per share from continuing operations	$5.69				$2.67

Basic weighted-average number of shares outstanding	62.0				62.0
Diluted weighted-average number of shares outstanding	62.6				62.6

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Fiscal Year Ended September 30, 2013
(in millions, except per share data)

	Historical	Separation of New Energizer (1)	Pro Forma Adjustments		Pro Forma for the Separation
Net sales	$4,466.0	$(2,017.1)	$—		$2,448.9
Cost of products sold	2,361.7	(1,112.2)	—		1,249.5
Gross profit	2,104.3	(904.9)	—		1,199.4

Selling, general and administrative expense	825.0	(326.6)	—		498.4
Advertising and sales promotion expense	439.9	(127.4)	—		312.5
Research and development expense	99.0	(29.7)	—		69.3
2013 restructuring	139.3	(121.3)	—		18.0
Net pension and post-retirement gains	(107.6)	68.3	—		(39.3)
Interest expense	130.5	—	(51.9)	(3)	78.6
Other financing items, net	10.3	(1.9)	—		8.4
Earnings before income taxes	567.9	(366.3)	51.9		253.5
Income tax provision	160.9	(116.3)	19.3	(4)	63.9
Net earnings from continuing operations	$407.0	$(250.0)	$32.6		$189.6

Basic earnings per share from continuing operations	$6.55				$3.05
Diluted earnings per share from continuing operations	$6.47				$3.01

Basic weighted-average number of shares outstanding	62.1				62.1
Diluted weighted-average number of shares outstanding	62.9				62.9

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Fiscal Year Ended September 30, 2012
(in millions, except per share data)

	Historical	Separation of New Energizer (1)	Pro Forma Adjustments		Pro Forma for the Separation
Net sales	$4,567.2	$(2,087.7)	$—		$2,479.5
Cost of products sold	2,429.3	(1,192.1)	—		1,237.2
Gross profit	2,137.9	(895.6)	—		1,242.3

Selling, general and administrative expense	887.8	(341.2)	—		546.6
Advertising and sales promotion expense	449.5	(109.8)	—		339.7
Research and development expense	112.5	(41.8)	—		70.7
2013 restructuring	7.3	(6.4)	—		0.9
Net pension and post-retirement gains	(6.8)	6.8	—		—
Interest expense	127.3	—	(48.3)	(3)	79.0
Other financing items, net	(5.1)	1.3	—		(3.8)
Earnings before income taxes	565.4	(404.5)	48.3		209.2
Income tax provision	156.5	(124.3)	18.0	(4)	50.2
Net earnings from continuing operations	$408.9	$(280.2)	$30.3		$159.0

Basic earnings per share from continuing operations	$6.30				$2.45
Diluted earnings per share from continuing operations	$6.22				$2.42

Basic weighted-average number of shares outstanding	64.9				64.9
Diluted weighted-average number of shares outstanding	65.7				65.7

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
At March 31, 2015
(in millions)

	Historical	Separation of New Energizer (1)	Pro Forma Adjustments		Pro Forma for the Separation
Assets
Current assets
Cash and cash equivalents	$1,114.3	$(413.2)	$—		$701.1
Trade receivables, net	448.9	(160.0)	—		288.9
Inventories	657.9	(271.6)	—		386.3
Other current assets	490.2	(81.3)	—		408.9
Total current assets	2,711.3	(926.1)	—		1,785.2
Property, plant and equipment, net	714.6	(225.6)	—		489.0
Goodwill	1,458.8	(38.0)	—		1,420.8
Other intangible assets, net	1,817.5	(78.0)	—		1,739.5
Other assets	105.3	(56.7)	—		48.6
Total assets	$6,807.5	$(1,324.4)	$—		$5,483.1

Liabilities and Equity
Current liabilities
Current maturities of long-term debt	$220.0	$—	$(220.0)	(3)	$—
Notes payable	513.2	(6.2)	(75.0)	(3)	432.0
Accounts payable	364.4	(111.1)	—		253.3
Other current liabilities	603.8	(151.4)	—		452.4
Total current liabilities	1,701.4	(268.7)	(295.0)		1,137.7
Long-term debt	1,699.0	—	(599.0)	(3)	1,100.0
Deferred income tax liabilities	485.7	106.0	—		591.7
Other liabilities	558.1	(16.6)	—		541.5
Total liabilities	$4,444.2	$(179.3)	$(894.0)		$3,370.9

Total equity	$2,363.3	$(1,145.1)	$894.0		$2,112.2
Total liabilities and equity	$6,807.5	$(1,324.4)	$—		$5,483.1

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)
Reflects amounts representing the revenues, expenses, assets, liabilities and equity attributable to New Energizer, which were included in the Company's historical financial statements. In addition to amounts included in the Company's Household Products segment, the "Separation of New Energizer" amounts include certain assets and liabilities related to New Energizer that were previously reported in the Company's unallocated corporate amounts. Certain corporate expenses previously allocated to the Company's Household Products segment that were not specifically related to New Energizer have been excluded, as such general corporate expenses do not meet the requirements to be presented in discontinued operations.

(2)
Reflects the removal of separation costs of $89.1 million and $48.3 million recorded in Selling, general and administrative expense and Spin restructuring, respectively, for the six months ended March 31, 2015, and $44.7 million in Selling, general and administrative expense for the fiscal year ended September 30, 2014, related to the Separation. These costs primarily related to restructuring and legal, tax, accounting and other professional services.

(3)
In connection with the Separation, the Company entered into certain transactions to establish the debt structure of Edgewell and New Energizer. Debt transactions entered into since March 31, 2015 and prior to the Separation included a $1.0 billion bridge loan facility used to prepay the Company's Private Placement notes for $890.5 million (which included a make-whole premium of $61.4 million and accrued interest of $9.1 million). Remaining proceeds from the bridge loan facility, along with a draw down from the existing U.S. revolver, were used to repay outstanding advances under the Company's receivables securitization program. Debt transactions entered into since March 31, 2015 and prior to the Separation also included borrowings from New Energizer debt facilities of $600.0 million 5.5% senior notes and a $400.0 million term loan facility, both of which will remain with New Energizer. Following the Separation, the Company has approximately $1.5 billion in outstanding long-term debt and notes payable, consisting of $1.1 billion existing public notes due in 2021 and 2022, approximately $270.0 million outstanding on a short-term facility in the Netherlands, approximately $145.0 million outstanding on a new revolving credit facility in the U.S. and other short term international borrowings of approximately $17.0 million. The pro forma adjustments on the Unaudited Pro Forma Condensed Consolidated Statements of Earnings reflect interest of $26.4 million, $52.7 million, $51.9 million and $48.3 million for the six months ended March 31, 2015 and the fiscal years ended September 30, 2014, September 30, 2013 and September 30, 2012, respectively, that would not have been incurred had these transactions occurred at the beginning of the first period presented. The pro forma adjustments for interest expense were computed using the historical average debt outstanding over the period and the historical weighted average interest rates of 5.9%, 5.9%, 5.8% and 5.4% for the six months ended March 31, 2015 and the fiscal years ended September 30, 2014, September 30, 2013 and September 30, 2012, respectively. The pro forma adjustment on the Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the appropriate classification of the Company's debt and the net reduction in long-term debt resulting from the transfer of debt to New Energizer, offset by increases in current borrowings.

(4)	Represents an increase in the income tax provision associated with the tax effects of the pro forma adjustments described above at the applicable statutory income tax rates.